Exhibit 5.1

[Lowenstein Sandler PC Letterhead]

August 29, 2012

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Lakeland Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-162932) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on November 10, 2009, the prospectus, dated November 10, 2009 (the “Prospectus”) and two prospectus supplements described below, each filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act on August 29, 2012 (each, a “Prospectus Supplement”).

The first Prospectus Supplement pertains to an underwritten public offering (the “Underwritten Offering Prospectus Supplement”) pursuant to the Underwriting Agreement dated the date hereof between the Company and the underwriter named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of an aggregate of 683,938 shares of common stock, no par value, of the Company (“Common Stock”) (including 62,176 shares to cover over-allotments) (collectively, the “Underwritten Shares”).

We understand that the Underwritten Shares are to be sold, as described in the Registration Statement, the Prospectus and the Underwritten Offering Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

The second Prospectus Supplement pertains to a registered direct offering (the “Registered Direct Offering Prospectus Supplement”) pursuant to the Securities Purchase Agreement, dated as of August 28, 2012 (the “Purchase Agreement”), between the Company and the investors party thereto (each, an “Investor” and collectively, the “Investors”) and relates to the issuance and sale by the Company of an aggregate of 1,983,315 shares of Common Stock (the “Registered Direct Shares”).

We understand that the Registered Direct Shares are to be sold, as described in the Registration Statement, the Prospectus and the Registered Direct Offering Prospectus Supplement, to the Investors pursuant to the Purchase Agreement, substantially in the form filed as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus, the Underwritten Offering Prospectus Supplement and the Registered Direct Offering Prospectus Supplement. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. the issuance and sale of the Underwritten Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwritten Offering Prospectus Supplement and in accordance with the Underwriting Agreement, the Underwritten Shares will be validly issued, fully paid and non-assessable; and

2. the issuance and sale of the Registered Direct Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Registered Direct Offering Prospectus Supplement and in accordance with the Purchase Agreement, the Registered Direct Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the New Jersey Business Corporation Act. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus, the Underwritten Offering Prospectus Supplement and the Registered Direct Offering Prospectus Supplement under the caption “Validity of Common Stock”. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC